EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

This agreement (hereinafter referred to as the "Agreement") is entered into on March 28, 2025, by and between Essence Array Inc., a corporation established under the laws of Wyoming (referred to as the "Corporation"), and Anna Zhabina, an individual (referred to as the "Subscriber").

Background

The Corporation’s Board of Directors has authorized the issuance of shares to the Subscriber in exchange for (i) a cash payment of $5,000, and (ii) the application of a previously extended loan of $473, as outlined in a Board Resolution dated March 28, 2025 (the "Resolution").

1. Share Subscription

1.1 Subscription Terms:

The Subscriber agrees to subscribe to and purchase a total of 5,473,000 shares of common stock of the Corporation (the "Shares"), at a price of $0.001 per share, consisting of:

- 5,000,000 shares in exchange for a cash payment of $5,000, and

- 473,000 shares in exchange for the application of a loan in the amount of $473 previously extended to the Corporation.

1.2 Issuance of Shares:

Upon execution of this Agreement, the Corporation agrees to issue the full 5,473,000 Shares to the Subscriber as fully paid and non-assessable, in consideration of the total amount of $5,473, comprised of cash and loan repayment as described above.

2. Subscriber's Representations

2.1 Authority:

The Subscriber has full authority to enter into this Agreement and perform all obligations outlined herein.

2.2 Investment Purpose:

The Shares are being acquired solely for investment purposes and not with a view to resale or distribution.

2.3 Unregistered Securities:

The Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933 or any applicable state securities laws, and are being issued pursuant to an exemption from such registration requirements.

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3. Corporation's Representations

3.1 Organization:

The Corporation is duly organized, existing, and in good standing under the laws of the State of Wyoming.

3.2 Authority:

The Corporation has full authority to enter into this Agreement and fulfill its obligations hereunder.

3.3 Issuance of Shares:

The Shares have been properly authorized, and upon issuance pursuant to this Agreement, shall be validly issued, fully paid, and non-assessable.

4. General Provisions

4.1 Entire Agreement:

This Agreement represents the full understanding between the parties with respect to the subject matter hereof and supersedes any prior agreements, whether written or oral.

4.2 Modifications:

No modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by both parties.

4.3 Governing Law:

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflicts of law rules.

4.4 Execution in Counterparts:

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Essence Array Inc.

By: /S/ Anna Zhabina

Name: Anna Zhabina

Title: President

Subscriber

By: /S/ Anna Zhabina

Name: Anna Zhabina

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